UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On July 1, 2019, PHH Mortgage Corporation (“PMC”), a subsidiary of Ocwen Financial Corporation (“Ocwen” or “the Company”), entered into a committed financing facility (the “Facility”) with Barclays Bank PLC and its affiliate that is secured by certain Fannie Mae and Freddie Mac mortgage servicing rights (“MSRs”). In the future, borrowings under the Facility may also be secured by Ginnie Mae MSRs.

In connection with the Facility, PMC entered into repurchase agreements with Barclays Bank PLC and its affiliate pursuant to which PMC sold trust certificates representing certain indirect economic interests in the MSRs and agreed to repurchase such trust certificates at a future date at the repurchase price set forth in the repurchase agreements. PMC’s obligations under the Facility are secured by a lien on the related MSRs. The Company guarantees the obligations of PMC under the Facility. The agreements documenting the Facility contain representations, warranties and covenants that are customary for a transaction of this nature. The maximum amount able to be borrowed pursuant to the repurchase agreements is $300 million. The Facility terminates in June 2020 unless the parties mutually agree to renew or extend.

On July 1, 2019, PMC borrowed $128 million and had an additional initial borrowing availability of $17 million under the Facility to fund MSRs acquired during the first and second quarters of 2019 as well as other MSRs owned by PMC. Since the end of the first quarter, the Company paid $65.6 million to acquire MSRs with total unpaid principal balance of $5.9 billion. The initial funding proceeds included an amount secured by $108 million of MSRs previously owned by Ocwen Loan Servicing, LLC (prior to its merger with and into PMC) and pledged to Ocwen’s Senior Secured Term Loan facility as of March 31, 2019.

During the second quarter, the Company determined not to proceed under a letter of intent to acquire MSRs with an unpaid principal balance of $19.5 billion (as of the date the MSRs were awarded) due to the significant drop in market interest rates since the Company was awarded the MSRs, which triggered a pricing renegotiation under the transaction terms. As a result of the renegotiation, the Company and the MSR seller did not agree to new pricing terms that met the Company’s minimum targeted investment return. At this time, the Company is considering its opportunities to deploy capital at attractive returns, including additional MSR acquisitions, exercising call rights for mortgage loans, and repurchases of corporate debt, including second lien bonds. The Company has executed on its previously-disclosed plans to re-enter the forward lending correspondent channel and continues to pursue a number of diversified replenishment and growth options, including MSR flow purchase arrangements and driving improved recapture rates within our existing servicing portfolio.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: July 1, 2019	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer